Exhibit 3.3.52

FORM 294 HOBBS & WARREN   INC.

The Commonwealth of Massachusetts

PAUL GUZZI

Secretary of the Commonwealth

STATE HOUSE

BOSTON, MASS. 02133

ARTICLES OF ORGANIZATION

(Under G.L. Ch. 156B)

Incorporators

NAME	POST OFFICE ADDRESS

Include given name in full in case of natural persons: in case of a corporation, give state of incorporation.

Joel A. Tranum	P. O. Box 712, North Falmouth 02556
Murro E. Van Meter, III	P. O. Box 792, North Falmouth 02556
Henrietta Tranum	P. O. Box 712, North Falmouth 02556
Joanne Van Meter	P. O. Box 792, North Falmouth 02556

The above-named incorporator(s) do hereby associate (themselves) with the intention of forming a corporation under the provisions of General Laws, Chapter 156B and hereby state(s):

1.                       The name by which the corporation shall be known is:

NICKELODEON BOSTON, INC.

2.                       The purposes for which the corporation is formed are as follows:

To operate a movie theatre and pursue all other purposes permitted under Chapter 156B, Massachusetts General Laws.

NOTE: If provision   for which the space provided under Articles 2, 1,    and 6 is not sufficient additions should be set out on continuation sheets to be numbered 2A, 2B etc. Indicate under each Article where the provision is set out. Continuation sheet shall be on 8 1/2” x 11” paper and must have a left hand margin 1 inch wide for loading. Only one side should be used.

*3.                 The total number of shares and the par value                                                                    authorized is as follows.

	WITHOUT PAR VALUE	WITH PAR VALUE
CLASS OF STOCK	NUMBER OF SHARES	NUMBER OF SHARES	PAR VALUE	AMOUNT
Preferred	None	None		$

Common	100	None

*4.                 If more than one class is authorized a description of each of the different class of stock with, if any, the                                    voting powers, qualifications, special or relative rights or privileges as to each class thereof and any series now established.

Not applicable.

*5.                 The restrictions, if any, imposed by the Articles of Organization upon the transfer of shares of stock of any class are as follows:

See restrictions attached

*6.                 Other lawful provisions if any for the conduct and regulation of the business and affairs of the corporation for the voluntary dissolution or for limiting,                     , or regulating the powers of the corporation or of its directors or stockholders or of any class of stockholders. The new Nickelodeon Boston, Inc. is organized under the provisions of the Internal Revenue Code of 1954, as amended by Sec. 1244 of 1958 as follows: (a) The corporation is not capitalized in excess of $200,000.00 (b) There are not, nor will there ever be more than ten (10) shareholders in the corporation; (c) The shares of the corporation are issued under a plan adopted in accordance with the provisions of said Section 1244 of Technical Amendments Act of 1958. This corporation is subject to Subchapter S so-called Internal Revenue Code, of 1954 as amended Sections 1371 through 1378.

*         If there are no provisions state “None”.

7.                        By laws of the corporation have been duly adopted and                        directors                        whose names are                                                       below   have been duly                         .

8.                        The                                    of the corporation shall      the date of                  with the Secretary of the Commonwealth of                                            date                               more than   0 days after date of filing.)

9.                        The                                                                              part of the Articles of Organization of the corporation.

a.                       The post of the address of the initial                          of the corporation in Massachusetts is:

P. O. Box 413, North Falmouth 02556

b.                      The name residence and post office address of each of the initial directors and following officers of the corporation are as follows:

	NAME	RESIDENCE	POST OFFICE ADDRESS

President:	Joel A. Tranum, Crooked Pond Rd., P. O. Box 712, North Falmouth 02556 (residence) 674 County Road, Pocasset 02559

Treasurer:	Murro E. Van Meter, III (mailing) P. O. Box 792, North Falmouth 02556

Clerk:	Henrietta Tranum, Cooked Pond Rd., P. O. Box 712, North Falmouth 02556

Directors:	Joel A. Tranum	(same as above)
	Murro E. Van Meter, III	“
	Henrietta Tranum	“
	Joanne Van Meter	(residence) 674 County Road, Pocasset 02559
(mailing) P. O. Box 792, North Falmouth 02556

c.                       The date initially adopted on which the corporation’s fiscal year ends is: December 31

d.                      The date initially filed in the by-laws for the annual meeting of stockholders of the corporation is:

Fourth Thursday in January

e.                       The name and business address of the resident agent, if any, of the corporation is: none

IN WITNESS WHEREOF and under the penalties of perjury the above-named INCORPORATOR(S) sign(s) these Articles of Organization this 30th day of June 1978.

/s/ Joel A. Tranum	/s/ Murro E. Van Meter, III

Joel A. Tranum	Murro E. Van Meter, III

/s/ Henrietta Tranum	/s/ Joanne Van Meter

Henrietta Tranum	Joanne Van Meter

The signature of each incorporator which is not a natural person must be by an individual who shall show the                                  and by signing shall represent under the penalties of perjury that he is duly authorized on the behalf to sign these Articles of Organization.

FEDERAL IDENTIFICATION
NO. 04-2647784

The Commonwealth of Massachusetts

William Francis Galvin

Secretary of the Commonwealth

One Ashburton Place, Boston, Massachusetts 02108-1512

ARTICLES OF AMENDMENT

(General Laws, Chapter 156B, Section 72)

We, Bryan Berndt, Vice President, and John C. McBride, Jr, Assistant Clerk

of Nickelodeon Boston, Inc.,

(Exact Name of corporation)

located at 606 Commonwealth Ave., Boston, MA 02215

(Street address of corporation in Massachusetts)

certify that these Articles of Amendment affecting articles numbered:

Four

(Number those articles 1, 2, 3, 4, 5 and/or 6 being amended)

                *                 shares of                                *                               of                            *                             shares

outstanding,

(type, class & series, if any)

                                   shares of                                                                  of                                shares outstanding, and

(type, class & series, if any)

                                  shares of                                                                  of                                        shares outstanding,

(type, class & series, if any)

*         In accordance with Chapter 156B, Section 73 of Massachusetts General Law, this Amendment to the Articles of Incorporation was made pursuant to a provision contained in an order of the United States Bankruptcy Court for the Southern District of New York having jurisdiction of a proceeding for the reorganization of this corporation in the matter of In re Loews Cineplex Entertainment Corporation et. al., case number 01-40473, confirmed and approved on March 1, 2002.

Note: If the space provided under any article or item on this form is insufficient, additions shall be set forth on one side only of separate 8 ½ x 11 sheets of paper with a left margin of at least 1 inch. Additions to more than one article may be made on a single sheet so long as each article requiring each addition is clearly indicated.

/s/ Illegible	/s/ Illegible		4
Examiner	Name Approved	C ☐ P ☐ M ☐ R.A. ☐	P.C.

To change the number of shares and the par value (if any) of any type, class or series of stock which the corporation is authorized to issue, fill in the following:

The total presently authorized is:

WITHOUT PAR VALUE STOCKS		WITH PAR VALUE STOCKS
TYPE	NUMBER OF SHARES	TYPE	NUMBER OF SHARES	PAR VALUE
Common:		Common:

Preferred:		Preferred:

Change the total authorized to:

WITHOUT PAR VALUE STOCKS		WITH PAR VALUE STOCKS
TYPE	NUMBER OF SHARES	TYPE	NUMBER OF SHARES	PAR VALUE
Common:		Common:

Preferred:		Preferred:

Article Four of the Articles of Incorporation is hereby amended by adding the following sentence:

“In accordance with Section 1123(a)(6) of the Bankruptcy Code, the Corporation shall not issue non-voting equity securities prior to March 21, 2003.”

The foregoing amendment(s) will become effective when these Articles of Amendment are filed in accordance with General Laws, Chapter 156B, Section 6 unless these articles specify, in accordance with the vote adopting the amendment, a later effective date not more than thirty days after such filing, in which event the amendment will become effective on such later date.

Later effective date:	.

SIGNED UNDER THE PENALTIES OF PERJURY, this 21st day of March, 2002,

/s/ Illegible,	Vice President,

/s/ Illegible,	Assistant Clerk

*         Delete the inapplicable words.